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                                                                Exhibit 23.1(b)




INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statement (No. 333-41847) on Form S-8 and the registration statement (No. 333-35284) on Form S-3 of Interactive Systems Worldwide Inc. (formerly International Sports Wagering Inc.) of our report dated November 8, 2001, except for the last paragraph of Note 3 as to which the date is December 4, 2001, with respect to the financial statements included in this Annual Report on Form 10-KSB for the year ended September 30, 2001.


Richard A. Eisner & Company, LLP



New York, New York
December 18, 2001